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                       CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors of Box Hill Systems Corp.

As independent auditors, we hereby consent to the incorporation of our report included in Box Hill Systems Corp.'s Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 33-35751) filed with the Securities and Exchange Commission on September 16, 1997.


                                                      PERELSON WEINER


New York, NY
March 27, 1998